UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2013, Performance Technologies, Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sonus Networks, Inc. (“Sonus”), and Purple Acquisition Subsidiary, Inc. a wholly-owned subsidiary of Sonus (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving and becoming a wholly-owned subsidiary of Sonus (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $3.75 in cash.

In addition, at the Effective Time of the Merger, Sonus will assume all of the then outstanding stock options under the Company’s 2001 Stock Option Plan, 2003 Omnibus Incentive Plan and 2012 Omnibus Incentive Plan (the “Assumed Options”), but will substitute shares of Sonus’s common stock for shares of the Company’s common stock issuable upon exercise thereof and adjust the exercise price of the Assumed Options based on a formula set forth in the Merger Agreement. Sonus will also assume the Company’s 2003 Omnibus Incentive Plan and 2012 Omnibus Incentive Plan, but will substitute shares of Sonus’s common stock for shares of the Company’s common stock. Certain of the Assumed Options that were issued to the Company’s executive officers and directors contain a provision that will accelerate vesting upon a change in control that will be triggered by the Merger.  Vesting of all other Assumed Options will not change as a result of the Merger and each Assumed Option will continue to vest pursuant to its vesting schedule in effect immediately prior to the Effective Time of the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger (the “Stockholder Approval”) and (ii) the absence of any injunction, judgment or ruling prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the other party’s representations and warranties (subject to materiality exceptions) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to materiality exceptions). If the Merger is not consummated by June 30, 2014, either Sonus or the Company may terminate the Merger Agreement. The consummation of the Merger is not subject to a financing condition.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval.

The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the no-shop provision is subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of its board of directors.

The Merger Agreement contains certain termination rights for Sonus and the Company. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Sonus a termination fee of $1.2 million, including if the Company terminates the Merger Agreement in accordance with its terms to accept an unsolicited superior proposal.

In connection with the Merger Agreement, John M. Slusser, the Chairman of the Board of Directors and President and Chief Executive Officer of the Company, executed a Voting Agreement with Sonus (the “Voting Agreement”) solely in his capacity as a stockholder, and not as a director or officer of the Company. The Voting Agreement (a) requires the stockholder to vote in favor of (and to grant a proxy to Sonus to vote in favor of) the Merger and adoption of the Merger Agreement, and to vote against the approval or adoption of any proposal that is in opposition to or in competition with the Merger Agreement and (b) prohibits the applicable stockholder from transferring such stockholder’s shares of the Company common stock prior to the occurrence of the Company stockholders’ meeting to be held in connection with the Merger, subject to certain exceptions.

The foregoing descriptions of the Merger Agreement and the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and the full text of the Voting Agreement attached hereto as Exhibit 10.1, which are incorporated herein by reference.

The Merger Agreement and Voting Agreement have been attached as exhibits to provide investors with information regarding their terms. They are not intended to provide any other factual information about Sonus, the Company or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement and Voting Agreement were made solely for the purposes of the Merger Agreement and Voting Agreement and the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedule, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and Voting Agreements, which subsequent information may or may not be fully reflected in the Company public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Company Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Company will make the following payments at the Effective Time to the Company’s named executive officers if they are still employed by the Company at the Effective Time:

John M. Slusser          $168,550

Dorrance W. Lamb    $121,941

J. Patrick Rice            $107,015

Item 8.01. Other Events.

On December 13, 2013, the Company and Sonus issued a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 12, 2013, by and among Sonus, the Company and Merger Sub. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1	Stockholder Voting Agreement, dated as of December 12, 2013, by and between Sonus and John M. Slusser.

99.1	Joint Press Release.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”). Additionally, the Company and Sonus will file other relevant materials in connection with the proposed acquisition of the Company by Sonus pursuant to the terms of the Merger Agreement by and among the Company, Sonus and Merger Sub. The definitive proxy statement will be sent to stockholders of the Company and will contain important information about the Company, Sonus, the proposed merger and related matters. Investors and security holders of the Company are urged to read the definitive proxy statement and other relevant materials carefully, when they become available, before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company and Sonus, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the transactions contemplated by the Merger Agreement. Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2012 and its proxy statement dated April 25, 2013, and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, its proxy statement dated April 22, 2013, and other relevant materials filed with the SEC when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different from those of the Company’s stockholders, will be set forth in the proxy statement relating to the merger when it becomes available.

 The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by e-mail at finance@pt.com or by telephone at 585-256-0200, ext. 7276.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, the Company’s ability to close the Merger, uncertainty as to the timing and results of the Stockholder Approval, the effect of disruption from the Merger, difficulty in maintaining relationships with its employees, customers, vendors, business partners or government entities as a result of the Merger, the impact of the Merger on the sale of the Company’s products and services, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers and the potential loss of key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, errors or defects in our products, the effects of pending or threatened litigation, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations, possible loss or significant curtailment of significant government contracts or subcontracts, possible effects related to compliance with new conflict-free mineral regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the most recent audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Performance Technologies, Incorporated

Date: December 13, 2013	By: /s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

Date: December 13, 2013	By: /s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 12, 2013, by and among Sonus, the Company and Merger Sub. Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1	Stockholder Voting Agreement, dated as of December 12, 2013, by and between Sonus and John M. Slusser.
99.1	Joint Press Release.